                                                                       EXHIBIT 2

                           STOCK PURCHASE AGREEMENT


                                     AMONG


                          XECHEM INTERNATIONAL, INC.,

                                 DAVID BLECH,

                                      AND

                               RAMESH C. PANDEY



                               November 18, 1996


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                               TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
I.       The Exchanges                                                                                            1
         1.1.     Terms of the Exchange                                                                           1
         1.2.     The Closings                                                                                    3

II       Representations and Warranties of the Company and Pandey                                                 3
         2.1.     Organization and Qualification                                                                  3
         2.2.     SEC Reports                                                                                     3
         2.3.     Capitalization                                                                                  3
         2.4.     Litigation and Claims                                                                           4
         2.5.     Authority to Sell                                                                               4
         2.6.     No Conflicts                                                                                    4
         2.7.     Valid Issuance, Etc.                                                                            5
         2.8.     Completeness of Disclosure                                                                      5

III      Additional Representations and Warranties of Pandey                                                      5
         3.1.     Authority to Act                                                                                5
         3.2.     No Conflicts                                                                                    5
         3.3.     Non-Distributive Intent                                                                         6
         3.4.     Pandey Debt and Preferred Stock                                                                 6
         3.5.     Completeness of Disclosure                                                                      6

IV       Representations and Warranties of the Purchaser                                                          6
         4.1.     Authority to Buy                                                                                6
         4.2.     No Conflicts                                                                                    6
         4.3.     Non-Distributive Intent                                                                         7
         4.4.     Completeness of Disclosure                                                                      7

V        Conditions to Obligations of the Purchaser                                                               7
         5.1.     Accuracy of Representations and Compliance with Conditions                                      7
         5.2.     Opinion of Counsel                                                                              8
         5.3.     Legal Action                                                                                    8
         5.4.     No Governmental Action                                                                          8
         5.5.     Contractual Consents Needed                                                                     8
         5.6.     Stockholders Agreement                                                                          8
         5.7.     Pandey Closing                                                                                  8
         5.8.     Consulting Agreement                                                                            8
         5.9.     Bankruptcy                                                                                      8
         5.10.    Chief Executive                                                                                 8

VI       Conditions to the Obligations of the Company and Pandey                                                  9
         6.1.     Accuracy of Representations and Compliance with Conditions                                      9
         6.2.     Opinion of Counsel                                                                              9
         6.3.     Legal Action                                                                                    9
         6.4.     No Governmental Action                                                                          9
         6.5.     Contractual Consents Needed                                                                     9


                                       i

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
                                                                                                               Page
                                                                                                               ----
         6.6.     Stockholders Agreement                                                                          9
         6.7.     Purchaser Closing                                                                               9
         6.8.     Fairness Opinion                                                                                9

VII      Covenants and Agreements                                                                                 9
         7.1.     Advice of Changes                                                                              10
         7.2.     Confidentiality                                                                                10
         7.3.     Public Statements                                                                              10
         7.4.     Furnish Future Information                                                                     10
         7.5.     Amendment                                                                                      10
         7.6.     Nasdaq                                                                                         11
         7.7.     Employment Agreement                                                                           11
         7.8.     Expenses                                                                                       11
         7.9.     Pandey Debt                                                                                    11

VIII     Indemnification                                                                                         11
         8.1.     General                                                                                        11
         8.2.     Indemnity Procedures                                                                           11
         8.3.     Exclusivity                                                                                    12
         8.4.     Survival                                                                                       12

IX       Termination                                                                                             12
         9.1.     Termination                                                                                    12
         9.2.     Effect of Termination                                                                          13

X        Miscellaneous                                                                                           13
         10.1.    Further Actions                                                                                13
         10.2.    Availability of Equitable Remedies                                                             13
         10.3.    Modification                                                                                   13
         10.4.    Notices                                                                                        14
         10.5.    Waiver                                                                                         14
         10.6.    Binding Effect                                                                                 14
         10.7.    No Third Party Beneficiaries                                                                   15
         10.8.    Separability                                                                                   15
         10.9.    Headings                                                                                       15
         10.10.   Counterparts; Governing Law                                                                    15


LIST OF EXHIBITS

Exhibit 1.1       -        Stockholders Agreement
Exhibit 2.3A      -        Capitalization
Exhibit 2.3B      -        Commitments

Exhibit 2.3C      -        Warrant Adjustments

                                       ii

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Exhibit 2.5       -        Certificate of Designation
Exhibit 2.6       -        Consents
Exhibit 4.3       -        Disclosure Documents
Exhibit 5.2       -        Opinion of Duane, Morris & Heckscher
Exhibit 5.8       -        Consulting Agreement
Exhibit 6.2       -        Opinion of Herzfeld & Rubin

                           STOCK PURCHASE AGREEMENT

         Agreement, dated November 18, 1996, among Xechem International, Inc., a Delaware corporation (the "Company"); David Blech (the "Purchaser"); and Ramesh C. Pandey ("Pandey").

         The Purchaser and Pandey desire to acquire certain shares of the capital stock of the Company, in exchange for cash and debt of the Company as hereinafter provided, and the Company desires to effect such exchange.

I.       The Exchanges

         1.1. Terms of the Exchange. On the basis of the representations, warranties, covenants, and agreements contained in this Agreement and subject to the terms and conditions of this Agreement:

                  (a)      at the Initial Closing (as defined below):

                           (i) the Company shall issue to the Purchaser a
                  certificate registered in the name of the Purchaser for 5,000 shares (the "Initial Shares") of the Class C Series 2 Convertible Voting Preferred Stock (the "Series 2 Stock") of the Company;

                           (ii) in consideration for the Initial Shares, the
                  Purchaser shall deliver to the Company (A) the promissory note, dated October 17, 1996, from the Company to The Edward
                  A. Blech Trust, in the principal amount of $100,000, and any subsequent promissory notes issued by the Company to such Trust or the Purchaser, each marked paid in full, and (B) the excess, if any, of $500,000 over the aggregate principal amount of such promissory notes and any other advances made by such Trust or the Purchaser, by wire transfer of immediately available funds (the Purchaser hereby agreeing to provide evidence, reasonably acceptable to the Company, at the Initial Closing that repayment to the Trust of such advances has been made); and

                           (iii) the parties shall enter into a Stockholders
                  Agreement (the "Stockholders Agreement") in the form attached as Exhibit 1.1 hereto;

         (b) at each of the Second Closing and the Third Closing (each as defined below):

                           (i) the Company shall issue to the Purchaser a
                  certificate registered in the name of the Purchaser for 5,000 shares (the "Second Shares" or "Third Shares," respectively) of the Series 2 Stock; and


                           (ii) in consideration for the Second Shares or Third
                  Shares, as the case may be, the Purchaser shall deliver to the Company $500,000 by wire transfer of immediately available funds;

         (c)      at the Fourth Closing (as defined below),

                           (i) the Company shall issue to the Purchaser a
                  certificate registered in the name of the Purchaser for 7,500 shares (the "Fourth Shares") of the Series 2 Stock;

                           (ii) in consideration for the Third Shares, the Purchaser shall deliver to the Company $750,000 by wire transfer of immediately available funds;

                           (iii) the Company shall issue to Pandey a
                  certificate registered in his name for 13,180 shares (the "Pandey Shares") of the Class C Series 3 Convertible Voting Preferred Stock (the "Series 3 Stock") of the Company; and

                           (iv) in consideration for the Pandey Shares, Pandey
                  shall deliver to the Company (A) all promissory notes or other instruments evidencing the indebtedness owed as of the date of this Agreement by the Company or any of its subsidiaries to Pandey (the "Pandey Debt"), marked paid in full, and (B) the stock certificate(s) held by Pandey representing the Class B 8% Preferred Stock of the Company (the "Class B Preferred Stock"), together with a stock power related thereto;

         (d)      at the Fifth Closing (as defined below):

                           (i) the Company shall issue to the Purchaser a
                  certificate registered in the name of the Purchaser for 17,500 shares (the "Fifth Shares") of the Series 2 Stock; and

                           (ii) in consideration for the Fifth Shares, the
                  Purchaser shall deliver to the Company $1,750,000 by wire transfer of immediately available funds; and

         (e)      at the Sixth Closing (as defined below),

                           (i) the Company shall issue to the Purchaser a certificate registered in the name of the Purchaser for 10,000 shares (the "Sixth Shares") of the Series 2 Stock;

                           (ii) in consideration for the Sixth Shares, the
                  Purchaser shall deliver to the Company $1,000,000 by wire transfer of immediately available funds;


         (f)      at the Final Closing (as defined below):

                           (i) the Company shall issue to the Purchaser a
                  certificate registered in the name of the Purchaser for 5,000 shares (the "Final Shares" and, together with the Initial Shares, the Second Shares, the Third Shares, the Fourth Shares, the Fifth Shares, and the Sixth Shares, the "Purchaser Shares") of the Series 2 Stock;

                           (ii) in consideration for the Final Shares, the
                  Purchaser shall deliver to the Company $500,000 by wire transfer of immediately available funds.

         (g) Notwithstanding the foregoing, if, prior to any Closing Date (as hereinafter defined), the Conversion Date (as defined in the Certificate of Designation (as hereinafter defined)) has occurred, the Purchaser and Pandey, to the extent applicable, shall receive, at the Closing (as hereinafter defined) held on such Closing Date, in lieu of the shares of Series 2 Stock or Series 3 Stock, respectively, issuable as provided above, the shares of Common Stock into which such shares of Series 2 Stock or Series 3 Stock would have been convertible on such Closing Date. In such case, the shares of Common Stock so delivered shall be deemed the Purchaser Shares or Pandey Shares delivered at such Closing.

         (h) At the option of the Purchaser, the Purchaser may, at any Closing, purchase some or all of the Purchaser Shares to be purchased at a subsequent Closing. The Purchaser shall give the Company five business days prior notice of intent to exercise the option set forth in this Section 1.1(h).

         1.2. The Closings. The closing of the transactions contemplated by
Section 1.1(a) (the "Initial Closing") shall take place on or as soon as practicable after the date hereof (the "Initial Closing Date"). The closings of the transactions contemplated by Sections 1.1(b), (c), (d), (e), and (f) (the "Second Closing," "Third Closing," "Fourth Closing," "Fifth Closing," "Sixth Closing," and "Final Closing," consecutively, and collectively, including the Initial Closing, the "Closings") shall take place on such dates (the "Second Closing Date," "Third Closing Date," "Fourth Closing Date," "Fifth Closing Date," "Sixth Closing Date," and "Final Closing Date," consecutively, and collectively, including the Initial Closing Date, the "Closing Dates") shall take place on or before December 2, 1996, December 16, 1996, January 15, 1997, February 17, 1997, June 2, 1997, and July 15, 1997, consecutively, as the Purchaser shall, on five business days notice, inform the Company that the Purchaser is prepared to proceed with the respective Closing. Each Closing shall take place at the offices of Duane, Morris & Heckscher, 122 East 42nd Street, New York, New York.



II       Representations and Warranties of the Company and Pandey

         The Company and Pandey, jointly and severally, represent and warrant to the Purchaser as follows:

         2.1. Organization and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged and the business in which it contemplates engaging.

         2.2. SEC Reports. The Company has delivered to the Purchaser true and correct copies of its Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1995 (the "10-K"), Quarterly Reports on Form 10-QSB for the periods ended March 31 and June 30, 1996, all Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "SEC") since the filing of the 10-K, and its Proxy Statement dated May 24, 1996 (collectively, the "SEC Reports"). None of the SEC Reports when filed with the SEC contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading. From the date of the last SEC Report to each Closing Date, no event has occurred which caused a material adverse change in the business of the Company, except as disclosed (a) in this Agreement or one of the Exhibits hereto, (b) in a report or statement filed with the SEC on or before such Closing Date, a copy of which is delivered to the Purchaser in accordance with Section 7.4, or (c) to the Purchaser in writing prior to such Closing Date.

         2.3. Capitalization. Set forth on Exhibit 2.3A is the capitalization of the Company (a) as of August 31, 1996 and (b) pro forma, giving effect to certain transactions described on Exhibit 2.3A which occurred subsequent to such date and prior to the date hereof and to the transactions contemplated by this Agreement as if all such transactions (including the issuance of all of the Purchaser Shares and Pandey Shares) had occurred on such date. Since August 31, 1996, the Company has not issued any shares of its capital stock except (c) as indicated on Exhibit 2.3A or Exhibit 2.3B, (d) issuances on exercises of previously outstanding stock options, (e) pursuant to this Agreement, or (f) issuance approved in writing by the Purchaser or approved by the Board of Directors of the Company at a time when a majority of the directors of the Company were nominees of the Purchaser. Other than this Agreement or as described on Exhibit 2.3B, there is (g) no commitment, plan, or arrangement to issue, or outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company, or to issue or calling for the issuance of any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of the Company, and (h) no outstanding security or other instrument convertible into or exchangeable for capital stock of the Company. Set forth as Exhibit 2.3C is a description of the adjustments made in the exercise price of certain outstanding warrants (the "Warrants") and estimated adjustments which will result from the transactions contemplated hereby. It is understood that such estimated adjustments are based on various assumptions, as indicated on Exhibit 2.3C (including, without limitation, dates for and numbers of shares to be issued at the Closings which are not identical to the dates and numbers of shares set forth in Section 1.1), and that no representation is made as to whether such assumptions are reasonable, are likely to be or will be achieved, or as to the adjustments to such exercise price which would result from facts different than those set forth in such assumptions.

         2.4. Litigation and Claims. Except as disclosed in the SEC Reports, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened, with respect to the Company, except as would not be reasonably likely to have a material adverse effect on the Company and its subsidiaries (each, a "Subsidiary") taken as a whole.

         2.5. Authority to Sell. The Company has all requisite power and authority to execute, deliver, and perform this Agreement and the Stockholders Agreement. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Company, except for (a) the filing of the Amended and Restated Certificate of Designation setting forth the terms of the Series 2 Stock and the Series 3 Stock (the "Certificate of Designation"), which will be filed, in the form attached hereto as Exhibit 2.5, on or before the First Closing Date and (b) approval of the stockholders of the Company ("Stockholder Approval") of an amendment to the Certificate of Incorporation (the "Amendment") to increase the number of authorized shares of the Company's Common Stock (the "Common Stock") as contemplated by Section 7.5. Each of this Agreement and the Stockholders Agreement has been duly authorized by the Company, this Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by the Company, and each of this Agreement and the Stockholders Agreement constitutes or will constitute the legal, valid, and binding obligation of the Company and is or will be enforceable as to the Company in accordance with its terms.

         2.6. No Conflicts. Except as set forth in Sections 7.5 and 7.6, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Company. No consent of any party to any contract, agreement, instrument, lease, or license (collectively, "Contracts") to which the Company or any Subsidiary is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Company (except consents referred to in Exhibit 2.6); and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Company will not (if the consents referred to in Exhibit 2.6 are obtained prior to the Initial Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Company or any Subsidiary that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of the Company or any Subsidiary, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or any Subsidiary or to which it or any of its businesses, properties, or assets are subject.

         2.7. Valid Issuance, Etc. At each Closing, the Purchaser Shares or Pandey Shares to be issued at such Closing will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the Purchaser or Pandey, as the case may be, will receive good title to the shares issued to it or him, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement. Subject to receipt of the Stockholder Approval and filing of the Amendment, the shares of Common Stock issuable on conversion of the Purchaser Shares and Pandey Shares (the "Conversion Shares") have been reserved for issuance and, when issued and delivered on conversion of the Purchaser Shares or Pandey Shares, will be validly authorized, validly issued, fully paid, and nonassessable and will not have been issued in violation of any preemptive right of stockholders, and the holders of such converted the Purchaser Shares or Pandey Shares, as the case may be, will receive good title to the shares issued to it or him, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than the Stockholders Agreement.

         2.8. Completeness of Disclosure. No representation or warranty by the Company in this Agreement contains or (except for changes beyond the control of the Company) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Company) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


III      Additional Representations and Warranties of Pandey

         Pandey represents and warrants to the other parties hereto as follows:

         3.1. Authority to Act. This Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by Pandey, and each of this Agreement and the Stockholders Agreement constitutes or will constitute the legal, valid, and binding obligation of Pandey and is or will be enforceable as to Pandey in accordance with its terms.

         3.2. No Conflicts. No consent, authorization, approval, order,

license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Pandey for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by Pandey. No consent of any party to any Contract to which Pandey is a party, or to which he or any of his businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by Pandey (except consents referred to in Exhibit 2.6); and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by Pandey will not (if the consents referred to in Exhibit 2.6 are obtained prior to the Initial Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Pandey that he was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Pandey or to which he or any of his businesses, properties, or assets are subject.

         3.3. Non-Distributive Intent. Pandey is an "accredited investor," as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Pandey is acquiring the Pandey Shares, and on conversion of any Pandey Shares will acquire the underlying Conversion Shares, for his own account (and not for the account of others) for investment and not with a view to the distribution thereof. Pandey will not sell or otherwise dispose of the Pandey Shares or Conversion Shares (whether pursuant to a liquidating dividend or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the Pandey Shares and the Conversion Shares may contain a legend to the foregoing effect. Pandey has been given access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. Pandey understands that he may not sell or otherwise dispose of the Pandey Shares or Conversion Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         3.4. Pandey Debt and Preferred Stock. Pandey owns all of the Pandey Debt and all of the shares of Class B Preferred Stock, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts, other than this Agreement and the agreement referred to on Exhibit 2.6. Pandey owns no other shares of preferred stock of the Company, except 2,500 shares of the Class A Voting Preferred Stock of the Company.

         3.5. Completeness of Disclosure. No representation or warranty by

Pandey in this Agreement contains or (except for changes beyond the control of Pandey) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of Pandey) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


IV       Representations and Warranties of the Purchaser

         The Purchaser represents and warrants to the other parties hereto as follows:

         4.1. Authority to Buy. This Agreement has been, and at the Initial Closing the Stockholders Agreement will be, duly executed and delivered by the Purchaser, and each of this Agreement and the Stockholders Agreement is or will be the legal, valid, and binding obligation of the Purchaser and is or will be enforceable as to the Purchaser in accordance with its terms.

         4.2. No Conflicts. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Purchaser for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Purchaser. No consent of any party to any Contract to which the Purchaser is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement and the Stockholders Agreement by the Purchaser; and the execution, delivery, and performance of this Agreement and the Stockholders Agreement by the Purchaser will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to rights and privileges that such party was not receiving or entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of the Purchaser that it was not paying or obligated to pay immediately before this Agreement was executed under, any term of any such Contract, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Purchaser or to which it or any of its businesses, properties, or assets are subject.

         4.3. Non-Distributive Intent. The Purchaser is an accredited investor. The Purchaser is acquiring the Purchaser Shares, and on conversion of any the Purchaser Shares will acquire the underlying Conversion Shares, for its own account (and not for the account of others) for investment and not with a view to the distribution thereof. The Purchaser will not sell or otherwise dispose of the Purchaser Shares or Conversion Shares (whether pursuant to a liquidating distribution or otherwise) without registration under the Securities Act or an exemption therefrom, and the certificate or certificates representing the

Purchaser Shares and the Conversion Shares may contain a legend to the foregoing effect. The Purchaser has been given access to the kind of financial and other information about the Company as would be contained in a registration statement filed under the Securities Act. Without limiting the foregoing, the Purchaser acknowledges receipt of the SEC reports and the other documents listed in or attached to Exhibit 4.3. The Purchaser understands that it may not sell or otherwise dispose of the Purchaser Shares or Conversion Shares in the absence of either a registration statement under the Securities Act or an exemption from the registration provisions of the Securities Act.

         4.4. Completeness of Disclosure. No representation or warranty by the Purchaser in this Agreement contains or (except for changes beyond the control of the Purchaser) on any Closing Date will contain an untrue statement of a material fact or omits or (except for changes beyond the control of the Purchaser) on any Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made therein not misleading.


V        Conditions to Obligations of the Purchaser

         The obligations of the Purchaser at any Closing under this Agreement are subject, at the option of the Purchaser, to the following conditions:

         5.1. Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Company or Pandey contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of such Closing as though such representations and warranties were then made in exactly the same language by the Company or Pandey (except for changes beyond its or his control); as of the Closing the Company and Pandey shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by any of them at or before such time by this Agreement; and the Purchaser shall have received certificates executed by the President or Vice President - Finance and Operations of the Company and by Pandey, dated the respective Closing Date, to that effect.

         5.2. Opinion of Counsel. The Purchaser shall have received on such Closing Date the opinion of Duane, Morris & Heckscher, counsel to the Company, dated as of such date, in the form attached as Exhibit 5.2.

         5.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         5.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

         5.5. Contractual Consents Needed. The Company shall have obtained at or prior to such Closing the consents listed in Exhibit 2.6.

         5.6. Stockholders Agreement. The Stockholders Agreement shall have been duly authorized, executed, and delivered by Pandey and the Company at or prior to such Closing and at such Closing shall be in full force.

         5.7. Pandey Closing. The exchange by Pandey of the Pandey Debt and shares of Class B Preferred Stock for the Pandey Shares shall have been consummated; provided, that this Section 5.7 shall be a condition only with respect to the Fourth Closing and each subsequent Closing.

         5.8. Consulting Agreement. At the Initial Closing, the Company shall have executed and delivered a Consulting Agreement with Mark Germain substantially in the form attached hereto as Exhibit 5.8.

         5.9. Bankruptcy. At such Closing Date, there shall not have been entered any decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company, under any federal or state bankruptcy law, and the Company shall not have (a) commenced a voluntary case under any federal or state bankruptcy law,
(b) consented to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal or state bankruptcy law or the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, (c) made an assignment for the benefit of creditors, (d) admitted in writing its inability to pay its debts generally as they become due, or (e) taken any action in furtherance of any such action.

         5.10. Chief Executive. At such Closing Date, Pandey shall be the Chief Executive Officer of the Company; provided, that this Section 5.10 shall not apply if Pandey shall have been removed (other than for cause) as Chief Executive Officer by action of the Purchaser or any of its nominees as directors of the Company.

VI       Conditions to the Obligations of the Company and Pandey


         The obligations of the Company and Pandey under this Agreement are subject, at the option of the Company and Pandey, to the following conditions:

         6.1. Accuracy of Representations and Compliance with Conditions. All representations and warranties of the Purchaser contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of such Closing as though such representations and warranties were then made in exactly the same language by the Purchaser (except for changes beyond its control); as of the Closing the Purchaser shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before such time by this Agreement; and the Company and Pandey shall have received a certificate executed on behalf of the Purchaser, dated the respective Closing Date, to that effect.

         6.2. Opinion of Counsel. The Company shall have received on the First Closing Date the opinion of Herzfeld & Rubin, counsel to the Purchaser, dated as of such date, in the form attached as Exhibit 6.2.

         6.3. Legal Action. There shall not have been instituted or threatened any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

         6.4. No Governmental Action. There shall not have been any action taken, or any law, rule, regulation, order, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which makes any of the transactions contemplated by this Agreement illegal or prohibits, restricts, or delays consummation of any of the transactions contemplated by this Agreement.

         6.5. Contractual Consents Needed. The Company shall have obtained at or prior to such Closing the consents listed in Exhibit 2.6.

         6.6. Stockholders Agreement. The Stockholders Agreement shall have been duly authorized, executed, and delivered by the Purchaser at or prior to such Closing and at such Closing shall be in full force.

         6.7. Purchaser Closing. The purchase by the Purchaser of the Purchaser Shares to be purchased on or prior to such Closing Date shall have been consummated.

         6.8. Fairness Opinion. The Company shall have received a written fairness opinion, in form and substance satisfactory to the Company, from The Griffin Group, Inc. with respect to the transactions contemplated by this Agreement.


VII      Covenants and Agreements

         The parties covenant and agree as follows:

         7.1. Advice of Changes. Until the Final Closing or the termination of this Agreement, each party will advise the others of any fact or occurrence of which such party obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or an Exhibit hereto, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of a subsequent Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

         7.2. Confidentiality. Each party shall insure that all confidential information which such party or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of any other party shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the business and for the benefit of the party to whom such information belongs, in each case without the prior written consent of such party; provided, however, that the restrictions of this sentence shall not apply (a) as may otherwise be required by law, (b) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (c) to the extent such information shall have otherwise become publicly available.

         7.3. Public Statements. Before any party shall release any information concerning this Agreement or the transactions contemplated by this Agreement which is intended for or would be likely to result in public dissemination thereof, it shall cooperate with the other parties, shall furnish drafts of such disclosure to the other parties for comments, and shall not release any such information without the written consent of such other parties, such consent not to be unreasonably withheld; provided, that (a) any party may, without complying with this Section 7.3, make such disclosure if such disclosure is substantially similar to public disclosure previously made by any party and (b) nothing contained herein shall prevent any party from releasing any information to any governmental authority if required to do so by law or the Company from describing this Agreement and the transactions contemplated herein to the extent the Company reasonably believes it is required in its reports and filings under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         7.4. Furnish Future Information. Until the Final Closing or the termination of this Agreement, and thereafter so long as the Purchaser and its permitted assignees hereunder shall hold at least 10% of the Purchaser Shares or underlying Conversion Shares, the Company will furnish to the Purchaser and such assignees, promptly upon their becoming available, copies of all financial statements, reports, notices, and proxy statements sent by the Company to its stockholders, all regular and periodic reports filed by the Company with any securities exchange or with the SEC, and all press releases.

         7.5. Amendment. The Company will, and Pandey will cause the Company to, use their best efforts to, as soon as practicable, (a) file a proxy or information statement relating to, and call and hold a meeting of or obtain written consent of the stockholders of the Company to approve, the Amendment,
(b) obtain the Stockholder Approval, and (c) file the Amendment. The Company shall give the Purchaser prompt notice of the filing of the Amendment. Each of Pandey and the Purchaser agrees to vote or execute a written consent with respect to all shares of capital stock of the Company owned by him or it in favor of the Amendment.

         7.6. Nasdaq. Promptly after the date hereof, the Company shall give notice to the Nasdaq Stock Market, Inc. of the issuance or potential issuance of the Purchaser Shares and Pandey Shares and the potential issuance of the Conversion Shares.

         7.7. Employment Agreement. For purposes of Section 5.5 of the Employment Agreement, dated February 1994, between Pandey and the Company, Pandey hereby agrees that he has approved the transactions contemplated by this Agreement and that, accordingly, such transactions do not and will not result in a "Change in Control" as defined in such Employment Agreement.

         7.8. Expenses. The Company shall pay the reasonable attorneys' fees and expenses of the Purchaser's counsel, not to exceed $15,000 in the aggregate. The Company shall pay such expenses at the Initial Closing or thereafter upon presentation of invoices therefor. Except for the foregoing, each party shall be responsible for his or its own expenses in connection with this Agreement.

         7.9. Pandey Debt. Effective upon delivery of the Pandey Shares, Pandey hereby releases and discharges all claims and causes of action, whether known or unknown, which he or his heirs, personal representatives, successors, or assigns ever had, now have, or hereafter may have against the Company on account of or relating to the Pandey Debt.


VIII     Indemnification

         8.1. General. Each party (the "indemnifying party") shall indemnify and hold harmless the other parties and the other parties' affiliates, officers, directors, trustees, stockholders, employees, agents, and representatives (each, an "indemnified party") from and against any and all liabilities, claims, demands, actions, suits, losses, damages, costs, and expenses (including, without limitation, reasonable attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation)

(collectively, "Damages"), based upon or arising out of a breach of any covenant, agreement, representation, or warranty made by the indemnifying party in this Agreement or the Stockholders Agreement.

         8.2. Indemnity Procedures. (a) An indemnified party seeking indemnification under this Agreement in respect of, arising out of, or involving a claim or demand made by any person or governmental authority against the indemnified party (a "Third Party Claim") shall notify the indemnifying party in writing of the Third Party Claim within 20 days after receipt by the indemnified party of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided under this Agreement, except to the extent the indemnifying party shall have been prejudiced by such failure. Thereafter, the indemnified party shall deliver to the indemnifying party, promptly after the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

         (b) The indemnifying party shall have the right, within 30 days after being so notified, to assume the defense of such Third Party Claim with counsel reasonably satisfactory to the indemnified party. In any such proceeding the defense of which the indemnifying party shall have so assumed, the indemnified party shall have the right to participate therein and retain its own counsel at its own expense unless (i) the indemnified party and the indemnifying party shall have mutually agreed to the retention of such counsel, (ii) the indemnified party shall have reasonably concluded on the basis of an opinion of its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party, and representation of both parties by the same counsel would be inappropriate in the opinion of the indemnified party's counsel due to actual or potential differing interests between them; in any such case, one such separate counsel may be retained by all indemnified parties as a group at the indemnifying party's expense. To the extent that the settlement of such a Third Party Claim, the defense of which has been assumed by the indemnifying party, involves the payment of money only, the indemnifying party shall have the right, in consultation with the indemnified party, to settle those aspects dealing only with the payment of money, provided that the indemnifying party pays such money and such settlement includes a general release from the other parties to such Third Party Claim in favor of the indemnified party. In connection with any such defense or settlement, the indemnifying party shall not enter into a consent decree involving injunctive or non-monetary relief or consent to an injunction without the indemnified party's prior written consent.

         (c) The indemnified party shall cooperate in all reasonable respects with the indemnifying party in connection with any Third Party Claims and the defense or compromise thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information reasonably relevant to the Third Party Claim, making employees available on a mutually convenient basis to provide additional information, and explanation of any material provided under this Agreement. If the indemnifying party shall have assumed the defense of a Third Party Claim, the indemnified party shall not, without first waiving the indemnity as to such claim, admit any liability with respect to, or settle, compromise, or discharge, the Third Party Claim, without the indemnifying party's prior written consent, which consent shall not be unreasonably withheld; provided that admissions of facts which a party may reasonably be required to make shall not be deemed to be admissions of liability.

         8.3. Exclusivity. The indemnification provided by this Article VIII shall be the sole remedy (other than termination of this Agreement pursuant to Article IX) for any matters relating to Third Party Claims; provided, that this
Section 8.3 shall not prohibit injunctive relief if available under applicable law.

         8.4. Survival. All representations, warranties, covenants, and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and the Closings hereunder for a period of, and shall terminate on, the first anniversary of, the Final Closing, and no claim with respect to a breach thereof shall be made thereafter; provided, that representations and warranties contained in Sections 2.3, 2.7, 3.3, 3.4, and
4.3 shall survive indefinitely.


IX       Termination

         9.1. Termination. This Agreement may be terminated at any time prior to any Closing:

                  (a) by mutual written consent executed by the Company, Pandey, and the Purchaser;

                  (b) by the Company and Pandey, acting jointly, or the Purchaser, by notice given to the Company and Pandey in writing, without liability to the terminating party or parties on account of such termination (providing the terminating party or parties are not otherwise in default or in breach of this Agreement), if (i) any of the conditions to their or its obligations under this Agreement shall not have been satisfied or waived in writing by such parties or party or (ii) the other party or parties shall have failed to perform in any material respect its or their covenants or agreements contained herein required to be performed prior to the

         Closing, or shall have breached any of its or their representations or warranties contained herein, in each instance in a material respect (and provided that the terminating parties or party shall afford the other party or parties at least 15 business days notice of and opportunity to cure such breach), unless such failure is attributable to the breach by the terminating party or parties of any of its or their obligations to consummate the transactions contemplated hereby or of any of its or their other obligations hereunder; or

                  (c) by any party, by notice given to the other parties in writing, without liability, if the transactions contemplated hereby shall violate any non-appealable final order, decree, or judgment of any governmental authority having competent jurisdiction or if there shall be a statute, rule, or regulation that makes such purchase illegal or otherwise prohibited.

         9.2. Effect of Termination. Upon any termination of this Agreement pursuant to Section 9.1, none of the parties shall have any liability or obligation to the others arising out of this Agreement except for any liability arising from a party's breach of this Agreement prior to such termination; provided that (a) if this Agreement shall be terminated after the occurrence of a Closing and prior to the occurrence of one or more other Closing, this Agreement shall remain in effect except with respect to the transactions contemplated to occur after the date of such termination, (b) the termination of this Agreement by a party or parties as a result of the failure or refusal of another party or parties to close all or any part of the transactions contemplated by Section 1.1 when and as required by this Agreement shall not relieve the defaulting party or parties from any liability for such failure or refusal to close (except that a termination resulting from the failure by the Purchaser to consummate the purchase of the Third Shares, Fourth Shares, Fifth Shares, Sixth Shares, or Final Shares shall relieve the Purchaser from such liability and shall be the sole remedy for such failure), and (c) in any case, the provisions of Sections 7.2, this Section 9.2, and Articles VIII and X shall survive such termination.


X        Miscellaneous

         10.1. Further Actions. At any time and from time to time, each party agrees, at its or his expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         10.2. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, any party shall be entitled, either before or after the Closing, in addition to any other right or remedy available to it, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

         10.3. Modification.  This Agreement and the Exhibits hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

         10.4. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service, or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given,

                  (a)      if to the Company or Pandey, at

                                    Xechem International, Inc.
                                    100 Jersey Avenue
                                    Building B, Suite 310
                                    New Brunswick, NJ 08901
                                    Attn:  Dr. Ramesh C. Pandey, President
                                    Facsimile No. (908) 247-4090

                  (b)      if to the Purchaser,

                                    225 Lafayette Street
                                    Suite 1214
                                    New York, NY 10012
                                    Facsimile No.  (212) 431-5952

or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.4. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 10.4 shall be deemed given at the time of receipt thereof.

         10.5. Waiver. Any waiver by any party of a breach of any term of this Agreement shall not operate as or be construed to be a waiver of any other breach of that term or of any breach of any other term of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         10.6. Binding Effect. No party may sell, assign, transfer, or otherwise convey any of its or his rights or delegate any of its or his duties under this Agreement, except as hereinafter provided, and this Agreement shall be binding upon and inure to the benefit of the parties hereto and the respective permitted successors, assigns, and personal representatives of the parties. Notwithstanding the foregoing, the Purchaser may assign its rights and delegate its obligations to purchase any of the Shares to any person or persons, provided that (a) such person or persons agree to be bound by this Agreement and the Stockholders Agreement as if such person or persons were the Purchaser, including, without limitation, that each such person shall make representations with respect to himself or itself similar to those made by the Purchaser herein, (b) each such person shall be reasonably acceptable to the Company (the Company hereby agreeing that The Edward A. Blech Trust and Mark Germain are reasonably acceptable assignees), and (c) no such assignment or delegation shall relieve the Purchaser of its obligations to purchase any such shares if such assignee does not. Any attempted sale, assignment, transfer, conveyance, or delegation in violation of this Section
10.6 shall be void. The provisions of this Agreement shall inure to the benefit of each indemnified party and its successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

         10.7. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 10.6).

         10.8. Separability. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

         10.9. Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         10.10. Counterparts; Governing Law. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                       XECHEM INTERNATIONAL, INC.


                                       By /s/ Ramesh C.  Pandey
                                          -----------------------------------
                                              Ramesh C. Pandey, President




                                          /s/ Ramesh C.  Pandey
                                          -----------------------------------
                                              Ramesh C. Pandey


                                          /s/ David Blech
                                          -----------------------------------
                                              David Blech